Exhibit 10.32

FORM OF METASOLV, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT is made this                                          (the “Grant Date”) between MetaSolv, Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”), [ non-employee member of the Company’s Board of Directors (a “Director”)] or [an employee of the Company].

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of its common capital stock, $.005 par value (the “Shares”), under the Company’s Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. GRANT OF OPTION

The Company grants to the Optionee the right and Option to purchase all or any part of an aggregate of                                          Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option.

2. PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be                                          ($            ) per Share (the “Purchase Price”), the fair market value of the Shares as of the Grant Date.

3. EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable in its entirety as of the Grant Date.

4. TERM OF OPTION

The term of the Option shall be for a period of                      years from the Grant Date subject to earlier termination as provided for herein and in the Plan.

5. EXERCISE OF OPTION AND ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise in cash, by certified check, money order or bank check, by wire transfer, or in any other form approved by the Committee. The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

6. TERMINATION OF RELATIONSHIP

(a)	If the Optionee ceases to be a [Director][Employee] of the Company or an Affiliate, by reason of the fact that the Optionee is removed for cause, all rights of the Optionee to exercise the Options granted hereunder shall terminate, lapse and be forfeited at the time of the termination of the Optionee’s services.

(b)	If the Optionee ceases to be a [Director] [Employee] of the Company or an Affiliate because of death or Disability, the Option granted pursuant to this Agreement shall immediately vest and shall be exercisable in accordance with paragraphs G and H of Article VII of the Plan.

(c)	If the Optionee ceases to be a [Director] [Employee] of the Company or an Affiliate for any reason other than death or Disability, his or her right to exercise the Option, and the timing of such exercise, shall be governed by the applicable provisions of Paragraph F of Article VII of the Plan.

(d)	Notwithstanding the provisions of this Section 6, no Option shall be exercisable subsequent to five (5) years from the Grant Date. In addition, the provisions of this Section 6 shall be subject to the provisions of Section 11.

7. REPURCHASE RIGHT

(a)	Except with respect to Vested Shares, as defined in (c), below, the Optionee may not sell or otherwise transfer the Shares purchased pursuant to the exercise of all or part of this Option without first notifying the Company (the “Notice”). (The Shares purchased pursuant to the exercise of all or part of this Option that are not Vested Shares are referred to hereinafter as “Unvested Shares.”) The Notice to the Company must be in writing and mailed to the Company by certified mail return receipt requested with a postal date stamp which date shall not be less than ninety (90) days before the date of the proposed sale or transfer. The Notice shall state the number of Unvested Shares proposed to be sold or transferred, the date of the proposed sale or transfer, the name and address of the proposed transferee, the number of shares then held by the proposed transferee, the proposed sale or transfer price, and the terms and conditions of the sale or transfer. The Company then shall have the right to purchase the Unvested Shares proposed to be sold or transferred at the lesser of (i) the price set forth in the Notice, or (ii) the price as determined in (c), below, and on the other terms set forth herein.

(b)	Except as otherwise set forth in (a), above, beginning on the date three (3) months following the date the Optionee’s position as a [Director] [Employee] of the Company or an Affiliate terminates, the Company shall have the right to purchase the Optionee’s Unvested Shares at the price as determined in (c), below, and on the other terms set forth herein; provided, however, and notwithstanding the foregoing, no further Shares shall become Vested Shares, as defined in (c), below, following the date of such termination.

(c)	Except as may otherwise be provided in (a), above, Unvested Shares shall be purchased at a price equal to their Stipulated Value. For purposes of this Agreement, the “Stipulated Value” of the Unvested Shares shall be the Purchase Price; provided, that commencing on [Vesting Start Date of Option Should be Inserted in Blank] (the “Vesting Schedule Commencement Date”) the following respective amounts of the total number of Shares subject to the Option shall cease to have a Stipulated Value (collectively, the “Vested Shares”) and, as to such Vested Shares, the right of repurchase of the Company shall become null and void: on the Vesting Schedule Commencement Date; on the first day of each of the eleven calendar months following the Vesting Schedule Commencement Date; [etc.]. Upon the right of repurchase becoming null and void, the Optionee or its legal representative may present the certificate representing the Vested Shares to the Company and the Company shall reissue a new certificate reflecting the removal of the right of repurchase.

(d)	The Company shall have ninety (90) days from the date of the mailing of the Notice or one hundred fifty (150) days from the termination of the Optionee’s position as a [Director] [Employee] of the Company or an Affiliate to exercise the right to purchase or otherwise acquire all or any of the Unvested Shares. The Company shall exercise its right to purchase or otherwise acquire the Unvested Shares by giving written notice thereof to the Optionee within the ninety (90) or one hundred fifty (150) days, whichever is applicable. If the Company provides notice of its decision to so exercise, the purchase and sale of such Unvested Shares shall be consummated as soon as practicable at the principal office of the Company at the time and date specified in such notice to the Optionee.

In the event the Company exercises its right to purchase or acquire all or any of the Unvested Shares, the Optionee shall deliver to the Company certificates representing all of the Unvested Shares subject to the sale, duly endorsed, with all necessary transfer stamps affixed, and shall otherwise cooperate to the extent reasonably requested by the Company. Upon the receipt of such share certificates the Company shall pay the Optionee the Stipulated Value or, if applicable, the value provided in (a), above, in one (1) single sum cash payment at the time of the receipt of the share certificates.

(e)	Notwithstanding anything in this Paragraph 7 to the contrary, upon a sale, lease or disposition of all or substantially all of the assets or stock of the Company or the merger, consolidation, reorganization or recapitalization of the Company with or into any other corporation (a “Sale Transaction”), and if such Sale Transaction is favorably voted upon by two-thirds (2/3) of the then issued and outstanding Shares of the Company, then (i) the Optionee shall tender its Shares if and as required under the applicable purchase agreement and shall execute the purchase agreement and other related instruments negotiated by the Company and approved by the stockholders of the Company and (ii) the Optionee expressly covenants and agrees to waive any dissenter’s rights provided to it under Section 262 of the Delaware General Corporation Law or any other similar dissenters’ rights provided to such Optionee under applicable law. Any shares or other securities received in exchange for the Unvested Shares pursuant to the Sale Transaction shall continue to be subject to the same rights and obligations under this Agreement.

(f)	Upon the Disability or death of the Optionee, the date twelve (12) months following such Disability or death (or, if earlier, the expiration of the originally prescribed term of the Option) shall be treated as the date the Optionee’s position as a [Director] [Employee] of the Company or an Affiliate terminates for purposes of Section 7(b).

8. NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan may otherwise provide.

9. LIMITATIONS

The exercise of each Option granted under this Agreement shall be subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding taxes or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of such Shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10. RECAPITALIZATION

If there is any change in the capital structure of the Company through merger, consolidation, reorganization or otherwise, or if there shall be any stock dividend, stock split or combination of shares, the number and the Purchase Price of the Shares with respect to which an Option has been granted hereunder shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of the Optionee. The issuance of Shares, warrants, or options shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section 10 shall require the issuance of any fractional shares.

11. DISSOLUTION

In the event of the dissolution or liquidation of the Company, any Option granted under this Agreement shall terminate as of a date to be fixed by the Board, provided that no less than thirty (30) days’ written notice of the dates so fixed shall be given to the Optionee and the Optionee shall have the right during such period to exercise all Options granted hereunder. Upon such notice, any otherwise Unvested Shares purchased by exercise of Options under this Agreement, either prior to or during such period, shall automatically become Vested Shares. At the end of such period, unexercised Options shall terminate and be of no further effect.

12. STATUS

Nothing in this Agreement shall confer upon the Optionee any right to continue to be engaged by, the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s engagement at any time.

13. NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	MetaSolv, Inc.
5556 Tennyson Parkway
Plano, Texas 75024

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

14. GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

15. BINDING EFFECT

This Agreement shall (subject to the provisions of Section 8 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

METASOLV, INC.

By:
Optionee
Its:

Attest

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